Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hexcel Corporation (“Hexcel”) on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas C. Gentile III, Chairman of the Board of Directors, Chief Executive Officer and President of Hexcel, and Michael C. Lenz, Executive Vice President and Interim Chief Financial Officer of Hexcel, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hexcel.

February 11, 2026	/s/ THOMAS C. GENTILE III
(Date)	Thomas C. Gentile III
Chairman of the Board of Directors,
Chief Executive Officer and President

February 11, 2026	/s/ MICHAEL C. LENZ
(Date)	Michael C. Lenz
Executive Vice President and Interim
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hexcel Corporation and will be retained by Hexcel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.